Exhibit (h)(7): Amendment to Fund Accounting and Compliance Administration
   --------------          Agreement between the Registrant and
                              The Nottingham Company, Inc.


                                    Exhibit B
                                    ---------

                              AMENDED AND RESTATED
                      ADMINISTRATOR'S COMPENSATION SCHEDULE

                         As Amended on December 21, 2000

For the services delineated in the FUND ACCOUNTING AND COMPLIANCE ADMINISTRATION AGREEMENT, the Administrator shall be compensated monthly a base fee plus an administration fee based upon net assets according to the following schedule. The fee is calculated based upon the average daily net assets of each Fund:


FUND ACCOUNTING FEE

     Base fee:                                    $2,250 per month per class
     --------
              (Except The Chesapeake Growth Fund  Super-Institutional Class)

     Asset based fee:                             Annual fee of 1 basis point
     ---------------
              (Except The Chesapeake Growth Fund Super-Institutional Class)


ADMINISTRATION FEE

                                                                 Annual
                         Net Assets                               Fee
                         ----------                               ---

   The Chesapeake Aggressive Growth Fund                        $50,000
         Plus:
              On the first $25 million           0.200%
              On the next $25 million            0.150%
              On all assets over $50 million     0.075%

    The Chesapeake Growth Fund
         (except Super-Institutional Shares)               $12,500 per class

         Plus:
              On all assets                      0.075%

    The Chesapeake Growth Fund
         Super-Institutional Shares only                        Waived

         Plus:
              On all assets                      0.015%

    The Chesapeake Core Growth Fund                        $12,500 per class

         Plus:
              On all assets                      0.075%


OUT OF POCKET

     Securities pricing:
     ------------------

         $0.25 per equity per pricing day priced
         $0.70 per foreign security per pricing day
         $0.20 per U.S. Treasury
         $1.00 per asset backed security per pricing day
         $0.40 per corporate bond per pricing day
         $2.00 per equity per month for corporate action

     Blue Sky administration:
     -----------------------

         $150 per registration per state per year



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                                    Exhibit C
                                    ---------

                          DOMESTIC CUSTODY FEE SCHEDULE


CUSTODY ADMINISTRATION FEES

     Asset based fee:
     ----------------

         On the first $100 million of assets         2.0 basis points
         On all assets over $100 million             0.9 basis points



TRANSACTION FEES

         $4.00 Book Entry DTC Transactions

         $10.00 Book Entry Federal Reserve Transactions

         $30.00 Physical Securities Transactions

         $15.00 Options

         $8.00 Futures Contracts

         $4.00 Paydowns on Mortgage Backed Securities.

         $5.50 Fed Wire Charge on Repo Collateral in / out.

         $6.50 Cash Wire Transfers



Minimum Annual Fee:  $4,800 per fund ($400 per month)










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